Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, no par value, of  Bravo Brio Restaurant Group, Inc., an Ohio corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: January 30, 2018

KANEN WEALTH MANAGEMENT, LLC

By:	/s/ David L. Kanen
	Name:	David L. Kanen
	Title:	Managing Member

PHILOTIMO FUND, LP
By: Kanen Wealth Management, LLC
its general partner

By:	/s/ David L. Kanen
	Name:	David L. Kanen
	Title:	Managing Member

/s/ David L. Kanen
DAVID L. KANEN